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                                                                    Exhibit 23.2
                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated November, 15, 2001, on AECOM Technology Corporation and dated February 11, 2002, on AECOM Merger Corporation included in the Registration Statement (Form S-1
No. 333-85252) and related Prospectus of AECOM Merger Corporation dated June 20, 2002.

                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP
Los Angeles, California
June 20, 2002